                                                                    EXHIBIT 99.1
                                      UICI


                                        Contact:   Matthew R. Cassell
                                                   Vice President
                                                   UICI
News Release                                       4001 McEwen, Suite 200
                                                   Dallas, Texas 75244
                                                   Phone: (972) 392-6700


(For Immediate Release)

UICI ANNOUNCES ADDITIONAL 1999 LOSSES AT UNITED CREDITSERV UNIT

UICI ANNOUNCES EXIT FROM UNITED CREDITSERV BUSINESS

UICI ANNOUNCES COMPLETION OF DEBT RESTRUCTURING


Dallas, TX March 17, 2000: UICI (the "Company") (NYSE: Symbol "UCI") today announced that it expects to report additional losses in 1999 at its United CreditServ credit card unit. In addition, following an evaluation of the future prospects of the unit, UICI has determined that it intends to exit the credit card business through a sale of the business. Finally, the Company today announced that debt outstanding under the Company's revolving credit facility with its commercial banks has been reduced from $100.0 million to $25.0 million, utilizing the proceeds of a $70.0 million loan extended to the Company by Ronald
L. Jensen, the Company's Chairman.

UNITED CREDITSERV

         United Credit National Bank

         On March 13, 2000, United Credit National Bank (an indirect, wholly owned subsidiary of UICI and a special purpose national bank headquartered in Sioux Falls, South Dakota) filed with the Office of the Comptroller of the Currency an amended call report reflecting the financial condition and results of operations of the Bank as of, and for the year ended, December 31, 1999. The amended call report reflects additional pre-tax operating losses primarily attributable to increases in the Bank's credit card loan loss reserves in the amount of $63.0 million. These operating losses are in addition to the estimated pre-tax operating losses at UICI's United CreditServ unit in the amount of $79.0 million previously announced by UICI. For the full 1999 year, UICI currently expects to report a pre-tax operating loss at its United CreditServ subsidiary in the amount of approximately $147 million (including a write-off of $40 million, which had been previously recorded as goodwill).

         The increases to the loan loss reserves are attributable to adjustments prompted by management's analyses of United CreditServ's operations, as well as the OCC's recent examination of the Bank. The OCC's examination followed the announcement by UICI in

December 1999 of significant losses attributable to increases to the credit card loan loss reserves at the Bank.

         Losses at UICI's United CreditServ unit have created liquidity issues for the Company. Since the Company first announced losses at its United CreditServ unit in December 1999, UICI through United CreditServ has contributed to the Bank as capital an aggregate of $88.0 million in cash, including additional cash in the amount of $28.0 million contributed on March 13, 2000. UICI has funded these cash contributions with the proceeds of sale of investment securities, regular cash dividends from its insurance company subsidiaries and cash on hand. The Company continues to explore means to achieve increased liquidity, including through the issuance of additional UICI securities and/or selected sales of investment securities and other assets.

         As previously announced, the Bank is currently operating subject to a Consent Order issued by the OCC on February 25, 2000. The Bank intends to submit to the OCC for approval a plan for the orderly exit from the credit card business. The plan will also set forth the Bank's plans and projections for the maintenance and sources of adequate capital in future periods.

         A liquidity and capital assurances agreement, dated May 15, 1998, provides that, upon demand by the Bank, UICI will purchase certificates of deposit issued by the Bank to assure sufficient liquidity to meet the Bank's funding demands and will contribute capital to the Bank sufficient for the Bank to comply with its stated policy of maintaining Tier I capital at a level equal to at least 10% of total risk-weighted assets and a total risk-based capital ratio of at least 12%. Total risk-based capital includes both Tier I and Tier II capital.

         Under the terms of the Consent Order, the Bank is currently prohibited from accessing the brokered deposit market and from soliciting or accepting deposits over the Internet. As of March 16, 2000, the Bank had approximately $299.0 million of certificates of deposits outstanding, the majority of which are scheduled to mature over the next 12 months. At March 16, 2000, the Bank held approximately $145.0 million in cash, cash equivalents and short term U.S. Treasury securities. At December 31, 1999, the Bank held approximately $300.0 million in gross credit card receivables, subject to a loan loss reserve of $108.0 million, leaving a net receivable position of approximately $192.0 million.

         UICI to Exit From United CreditServ Business

         In light of UICI's continuing difficulties with its United CreditServ unit, the Board of Directors of UICI has determined, after a thorough assessment of the unit's prospects, that it will exit from its United CreditServ sub-prime credit card business and that, as a result, it has designated the United CreditServ unit as a discontinued operation for financial reporting purposes. The Company currently expects to complete the sale of the United CreditServ unit during the year 2000. UICI will be required to estimate and record in 1999 any additional loss that it believes it will incur as part of any sale of the United CreditServ unit. The Company currently estimates that such loss will be around $100.0 million, of which approximately $75.0 million will be in cash. UICI currently believes that such costs and loss will consist primarily of losses upon disposition and continuing operating losses at Specialized Card Services, Inc.

UICI COMPLETES DEBT RESTRUCTURING

         UICI announced the completion of a significant paydown and restructuring of its syndicated bank indebtedness, utilizing the proceeds of a $70.0 million secured loan extended to the Company by Ronald L. Jensen, the Company's Chairman.

         In particular, on March 14, 2000, UICI reduced indebtedness outstanding under its bank credit facility from $100.0 million to $25.0 million, utilizing $5.0 million of cash on hand and the proceeds of the loan from Mr. Jensen. The bank credit facility has been amended to provide, among other things, that the $25.0 million balance outstanding will be due and payable on July 10, 2000, amounts outstanding under the facility are secured by a pledge of investment securities and shares of Mid-West National Life Insurance Company of Tennessee, and the restrictive covenants formerly applicable to UICI and its restricted subsidiaries will now be applicable solely to Mid-West. Amounts outstanding under the bank credit facility will continue to bear interest at LIBOR plus 100 basis points per annum.

         Mr. Jensen has loaned $70.0 million to a newly-formed subsidiary of the Company. The loan bears interest at the prevailing prime rate, is guaranteed by UICI, is due and payable in July 2001 and is secured by a pledge of investment securities, shares of the Company's National Motor Club unit and certain real estates assets. No principal outstanding under the loan from Mr. Jensen can be paid unless all amounts outstanding under the bank credit facility are paid in full.

         Giving effect to the restructuring, at March 13, 2000, UICI and its consolidated subsidiaries had approximately $128.0 million of long and short term indebtedness outstanding (other than indebtedness under student loan funding facilities), bearing interest at a weighted average annual rate of 8.18%.

1999 YEAR END OPERATING RESULTS

         UICI has previously announced that the release of its fourth quarter and full year 1999 operating results has been delayed, pending completion of the U.S. Office of Comptroller of the Currency's annual examination of United Credit National Bank at December 31, 1999. Subject to the prompt completion of the OCC's examination, UICI continues to believe that its annual report to be filed with the Securities and Exchange Commission, which will include its 1999 audited financial statements, will be filed in a timely manner on or before March 30, 2000.

CORPORATE PROFILE:

UICI, headquartered in Dallas, Texas, is a diversified financial services company offering financial services, health administrative services and insurance through its various subsidiaries and divisions to niche consumer and institutional markets. UICI provides health insurance through its insurance subsidiaries, UGA-Association Field Services and Cornerstone Marketing of America; enrollment, billing and collection claims administration and risk management services for healthcare payors and providers through UICI Administrators;; financial services and products for college, undergraduates and graduate students, including providing federally-guaranteed student loans through the Educational Finance Group; and manages blocks of life insurance and life insurance products to select markets through its OKC Division. UICI also holds a 39% interest in HealthAxis.com, Inc., a leading web-based insurance retailer providing fully integrated, end-to-end, web-enabled solutions for health insurance distribution and administration.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions; changes in the regulatory environment; levels of competition (including managed health care competition in the health industry); availability of, and volatility of interest rates associated with, funding sources to originate student loans and credit card receivables; and other factors described in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


UICI press releases and other company information are available at UICI's website located at www.uici.net.